Exhibit 99.1

               Semtech Announces Selected Second Quarter Results

     CAMARILLO, Calif.--(BUSINESS WIRE)--Aug. 29, 2006--Semtech Corporation (NASDAQ:SMTC), a leading producer of high performance analog and mixed-signal semiconductors, today reported selected unaudited financial results for its second quarter of fiscal year 2007 that ended July 30, 2006.
     Net sales for the second quarter of fiscal year 2007 were $64.9 million, up 12 percent from $58.0 million in the second quarter of fiscal year 2006 and down 1 percent sequentially when compared to the first quarter of fiscal year 2007. New orders for the second quarter of fiscal year 2007 exceeded shipments, resulting in a positive book-to-bill ratio for the quarter.
     Semtech had $307.4 million of cash, cash equivalents and marketable securities as of July 30, 2006, which was up $23.3 million from the balance on April 30, 2006.
     Mohan Maheswaran, Semtech's President and Chief Executive Officer, commented, "Demand during the quarter reflected seasonal weakness in the computing and handheld end-markets, which is typical of the second quarter. The more capital intensive end-markets of industrial and communications were stable. Customers appear to be cautious in their outlooks, reflecting concern over macro economic conditions and its impact on end-demand."
     Mr. Maheswaran added, "Despite lingering seasonal weakness entering the third quarter, the focus remains on improving Semtech's execution and strategic initiatives. Two of the top priorities will be to improve the performance of the Power Management business unit and better defining the opportunities offered by the Wireless and Sensing business unit that was acquired last year. We are forecasting that Company-wide sales for the third quarter will be approximately flat to down 2 percent as compared with the second quarter."
     As previously reported, the Company has been engaged in an internal review of its stock option practices in light of an informal SEC inquiry and Federal grand jury subpoena. On July 20, 2006, the Company announced that, although the investigation was ongoing, it had concluded that accounting measurement dates for certain stock option grants differ from the measurement dates previously used for such awards. As a result, new accounting measurement dates will apply to the affected option grants. Consequently, the Company expects to record additional non-cash compensation expense and expects the amount of such additional expense to be material. The tax consequences that may result from these matters have not yet been determined. As a result of these adjustments, the Company expects to restate its financial statements for fiscal years 2002 through 2006. The restatement will also affect financial statements for earlier fiscal years and adjustments for those earlier years will be reflected as part of the opening balances in the financial statements for the restatement period.
     Because of the pending restatement of the Company's historical financial statements, additional results for the second fiscal quarter will not be available until the restated financial statements have been filed with the SEC, the Company will be unable to file its Quarterly Report on Form 10-Q for the period ended July 30, 2006 ("Second Quarter Form 10-Q") by the date required by the SEC, and all financial numbers presented in this release should be considered estimates. For additional information regarding the pending restatement, see the Company's Report on Form 8-K filed with the SEC on July 20, 2006.
     Operating expenses for the second quarter of fiscal year 2007 included approximately $2.3 million related to the stock options investigation, SEC inquiry, the grand jury subpoena, the previously announced derivative litigation, the restatement, and related matters.
     As previously announced, the Company's securities are subject to delisting from The Nasdaq Global Market because the Company has not yet filed its Form 10-Q for the fiscal quarter ended April 30, 2006 ("First Quarter Form 10-Q") and is therefore not in compliance with Nasdaq's continued listing standards. The Company requested a hearing before a Nasdaq Listing Qualifications Panel ("Panel") to review the Staff Determination, on August 3, 2006 presented its plan to regain compliance, and received the Panel's decision today. The Panel has granted the Company's request for additional time to regain compliance, setting November 10, 2006 as the date by which the Company must file all required restatements and the First Quarter Form 10-Q. The Company also expects to file the Second Quarter Form 10-Q by the November 10, 2006 deadline.

     About Semtech

     Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications.

     Forward-Looking and Cautionary Statements

     This release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "estimates," "believes," "projects," "should," "will," "plans" and similar words.
     Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include worldwide economic and political conditions, the timing and duration of semiconductor market upturns or downturns, demand for cellular phones, personal computers and automated test equipment, demand for semiconductor devices in general, demand for the Company's products in particular, competitors' actions, supply from key third-party silicon wafer foundries and assembly contractors, manufacturing costs and yields, relations with strategic customers, and risks associated with the businesses of major customers. In addition to considering these risks and uncertainties, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2006, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the risks and uncertainties inherent in forecasts of revenue and gross margin and in other projected matters, forward-looking statements should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     In addition, there are a number of risks associated with matters relating to the Company's historical stock option practices. We cannot predict when either the internal investigation or restatement will be completed and there may be negative tax or other implications for the Company resulting from the accounting adjustments. We cannot predict the outcome of the SEC inquiry, the internal investigation, or any other lawsuit or other proceeding related to the Company's stock option practices. There can be no assurance that we will maintain our Nasdaq listing. We could also be subjected to other lawsuits and could become the subject of other regulatory investigations in addition to those now underway. Dealing with matters related to historical stock option practices could divert management's attention from our operations and expenses arising from management's review, the Special Committee's investigation, the restatement, related litigation and other associated activities are expected to continue to be significant. Our current and former employees, officers and directors could seek indemnification or advancement or reimbursement of expenses from us, including attorneys' fees, with respect to current or future proceedings related to stock option practices. These events could adversely affect our business and the price of our common stock.


     CONTACT: Semtech Corporation
              John Baumann, 805-480-2010